 EXHIBIT (a)(l)(ii)
AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL
for Series 19 Beneficial Assignee Certificates in
BOSTON CAPITAL TAX CREDIT FUND III L.P.
for $1.00 per BAC

Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver ("Transfer") to Paco Development, L.L.C., a Missouri limited liability company (the "Purchaser"), all of the Seller's right, title and interest in such Seller's Beneficial Assignee Certificates ("BACs") evidencing the beneficial interest of an assignee in the Series 19 limited partnership interests of BOSTON CAPITAL TAX CREDIT FUND III L.P., a Delaware limited partnership (the "Partnership"), at the cash purchase price of $1.00 per BAC, without interest, less the amount of Distributions (as defined in the Offer to Purchase) per BAC, if any, made to Seller by the Partnership after the date of the Offer to Purchase, and less any transfer fees imposed by the Partnership for each transfer (currently believed to be $150 per trade), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 27, 2006, as it may be supplemented or amended (the "Offer to Purchase") and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer").

Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, legal claims, settlements and awards, voting rights and other benefits of any nature whatsoever distributable or allocable to Seller's tendered BACs, and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Partnership after the date upon which the Purchaser purchases BACs tendered pursuant to the Offer. Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to all tendered BACs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Partnership books and records, change the address of record of tendered BACs prior to or after completion of the Transfer, or act in such manner as any such attorney-in-fact shall, in its discretion, deem proper with respect to such BACs, to deliver such BACs and transfer ownership of such BACs on the Partnership's books maintained by the General Partner of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to execute and deliver in the name and on behalf of Seller any and all instruments or documents the Partnership or its General Partner may request in order to complete the Transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell BACs, or other forms required by the Partnership or its General Partner), to immediately revoke and withdraw all prior tenders of BACs, to direct any custodian or trustee holding record title to the BACs to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such BACs. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

Seller hereby represents and warrants to the Purchaser that Seller owns all BACs tendered pursuant to the Offer. Seller further hereby represents and warrants to Purchaser that

Seller has full power and authority to validly sell, assign, transfer and deliver such BACs to the Purchaser, and that when any such BACs are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all claims, options, restrictions, charges, encumbrances or other interests. If the undersigned is signing on behalf of an entity, the undersigned declares that he has authority to sign this document on behalf of such entity.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the BACs tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those BACs accepted for payment by the Purchaser and any Letter of Transmittal for BACs not accepted for payment may be destroyed by the Purchaser.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such BACs.

Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller is exempt from backup withholding, has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. Seller hereby also certifies, under penalties of perjury, that Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

Upon completion and recording of the Transfer, the Purchaser accepts all of the terms and conditions of the Partnership Agreement, as amended. The Seller requests that the Purchaser become a substitute limited partner of the Partnership. The Seller also hereby separately instructs the Partnership and its General Partner to immediately change the address of Seller's account to the Purchaser's address. Seller agrees that the Partnership and its General Partner shall have no liability to Seller for immediately making the address change or for transferring the BACs under this Letter of Transmittal.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser, and such determinations will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will also be final and binding. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the

Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.

This Letter of Transmittal shall be deemed to have been made in the State of Missouri and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, including but not limited to the rights of the Purchaser of the BACs, shall be determined under, governed by, construed in accordance with internal laws of the State of Missouri, without regard to principles of conflicts of law. Any litigation with respect to these BACs shall be filed in a court which sits in Kansas City, Missouri or at the option of the Purchaser of these BACs in any other forum in which the Purchaser initiates proceedings and has jurisdiction over the subject matter and the parties in controversy. The Seller hereby waives any right it may have to assert the doctrine of forum non conveniens or to object to venue and the Seller stipulates that any forum located in Kansas City, Missouri, or any other forum selected by the Purchaser, shall have in personam jurisdiction and venue over the Seller for purposes of such litigation. Service of process sufficient for personal jurisdiction in any action against the Seller may be made by registered or certified mail, return receipt requested.

Specify Number of BACs Tendered;	Social Security or Taxpayer ID Number(s)
Indicate “ALL” if Number is Not Available

Phone Number / Fax or E-mail	IRA Custodian / Account No. / Phone (if
applicable)

Signature of Owner	Place Medallion Guarantee Stamp Here

Print Name / Date

Signature of Co-Owner (if applicable)	Place Medallion Guarantee Stamp Here

Print Name / Date

Signature of IRA Custodian (if applicable)	Place Medallion Guarantee Stamp Here

Print Name / Date

NOTE: All signatures on this Letter of Transmittal must be guaranteed by a member from a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States, which is a participant in the Security Transfer Agent Medallion Program.

Forward the completed Letter of Transmittal and
original Partnership Certificate(s) (if available) to:

Paco Development, L.L.C.
P.O. Box 34729
North Kansas City, Missouri 64116
(816) 877-0892
Re: BOSTON CAPITAL TAX CREDIT FUND III L.P.

Instructions To Complete Agreement Of Transfer

TO SELL YOUR BACS, PLEASE DO THE FOLLOWING:

1. Sign the Agreement (and obtain Medallion Guarantee), print your name and the date.

2. Provide your social security number.

3. If you are selling less than all your BACs, indicate the number you wish to sell.

4. Be sure to enter your telephone number.

5. If the BACs are held in an IRA, enter the name of the custodian, your account number, and the phone number of the custodian.

6. Send the Agreement in the envelope provided.

ADDITIONALLY...

IF YOU OWN THE BACS JOINTLY WITH ANOTHER INDIVIDUAL:
Please have both owners sign the Agreement (and obtain Medallion Guarantees).

IF THE OWNER OR A CO-OWNER IS DECEASED:
Please enclose (a) certified copy of the Death Certificate and (b) a Letter Testamentary or Will showing your beneficial ownership or executor capacity.

IF YOU OWN THE BACS IN YOUR IRA:
Please provide your IRA account number. This information will be used solely by your custodian to make certain that the purchase proceeds are properly deposited in your account.

IF THE BACS ARE OWNED IN A TRUST, PROFIT SHARING, OR PENSION PLAN:
Attach the first page, signature pages, and the section of the Trust Agreement showing that the signer has the authority to sign the Agreement on behalf of the Trust or Plan (and obtain Medallion Guarantee).

IF THE BACS ARE OWNED IN A CORPORATION, PARTNERSHIP OR LIMITED LIABILITY COMPANY:
Attach an original resolution showing that the signer has the authority to sign the Agreement on behalf of the corporation, partnership or LLC.

Paco Development, L.L.C., P.O. Box 34729, North Kansas City, Missouri 64116
(816) 877-0892